EXHIBIT 10.2.8

                     AMENDMENT NO. 8 TO EMPLOYMENT CONTRACT


            Agreed, as of the 3rd day of June 1999, between the Federal Agricultural Mortgage Corporation (FAMC) and Henry D. Edelman (you), that the existing employment contract between the parties hereto, dated May 5, 1989, as amended by Employment Agreement Amendment No. 1 dated January 10, 1991, Amendment to Employment Agreement dated as of June 1, 1993, Amendment No. 3 to Employment Contract dated as of June 1, 1994, Amendment No. 4 to Employment Contract dated as of February 8, 1996, Amendment No. 5 to Employment Contract dated as of June 13, 1996, Amendment No. 6 to Employment Contract dated as of August 7, 1997 and Amendment No. 7 to Employment Contract dated as of June 4, 1998 (collectively, the Agreement), be and hereby is amended as follows:

            Sections 1, 4 (a) and 9 (a) (iii) of the Agreement are replaced in their entirety with the following new sections:

            1. Term. The Term of this Agreement shall continue until June 1, 2003 or any earlier effective date of termination pursuant to Paragraph 9 hereof (the "Term").

             4 (a). Base Salary. You will be paid a base salary (the Base Salary) during the Term of Three Hundred Ninety-Six Thousand Seven Hundred and Twenty Dollars ($396,720) per year, payable in arrears on a bi-weekly basis; and

             9 (a) (iii). Farmer Mac may terminate the employment of the Employee without "cause" at any time. Such termination shall become effective on the earlier of June 1, 2003 or two years from the date of notice of such termination.

       As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation                 Employee

By:   /s/ C. Eugene Branstool                      /s/ Henry D. Edelman
      -------------------------                   ----------------------
      Chairman of the Board